UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________________________________

FORM 8-K
__________________________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 20, 2006

Shells Seafood Restaurants, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-28258	65-0427966
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16313 N. Dale Mabry Hwy, Suite 100, Tampa, FL		33618
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:    (813) 961-0944

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement.

On December 20, 2006 Shells Seafood Restaurants, Inc. (the “Registrant”) entered into Amendment No.1 (the “License Agreement Amendment”) to the License Agreement, dated August 5, 2005 (the “License Agreement”), with Deborah Christen Corporation (“DCC”). Pursuant to the License Agreement, DCC agreed to grant the Registrant a license to use the service marks, “Shells” and “Shells Seafood, Shellfish & Whatnot”, in a certain trade area known as the Carrollwood Trade Area . Under the License Agreement, the Registrant had until December 31, 2006 to open a Shells Seafood Restaurant in the Limited Carrollwood Trade Area, subject to certain monthly license fees beginning on April 1, 2006. The License Agreement Amendment removed the December 31, 2006 deadline for the opening of a Shells Seafood Restaurant in the Carrollwood Trade Area. The Registrant will continue to pay predetermined license fees to DCC until such time as a Shells Seafood Restaurant has been opened in the Carrollwood Trade Area (see Exhibit D to the License Agreement Amendment), or the option period expires per written notice from the Registrant. The License Agreement Amendment is filed with this Report as Exhibit 10.1 and is incorporated by reference into this Item 1.01. The preceding description of the terms of the License Agreement Amendment is qualified in its entirety by reference to Exhibit 10.1 to this Report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Item No.	Description

10.1	Amendment No. 1, dated December 20, 2006, by and between Shells Seafood Restaurants, Inc. and Deborah Christen Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHELLS SEAFOOD RESTAURANTS, INC.

Date : December 21, 2006	By:	/s/ Warren R Nelson
Name: Warren R Nelson
Title: CFO and Executive Vice President

Exhibit Index

Item No.	Description

10.1	Amendment No. 1, dated December 20, 2006, by and between Shells Seafood Restaurants, Inc. and Deborah Christen Corporation.